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                                                                     EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER
                                      OF
                               UDATE.COM, INC.
                           (a Delaware corporation)
                                     AND
                               UDATE.COM, INC.
                          (a California corporation)


THIS AGREEMENT AND PLAN OF MERGER dated as of March 27, 2001 (this "Agreement") is made by and between uDate.com, Inc., a Delaware corporation ("uDate Delaware"), and uDate.com, Inc., a California corporation ("uDate California"). uDate Delaware and uDate California are sometimes referred to herein as the "Constituent Corporations."

                                   RECITALS

A. uDate Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 160,000,000 shares, 150,000,000 of which are designated "Common Stock," par value $0.001 per share, and 10,000,000 of which are designated "Preferred Stock," par value $0.001 per share. The Preferred Stock of uDate Delaware is undesignated as to series, rights, preferences, privileges or restrictions. As of March 27, 2001, 1000 shares of Common Stock were issued and outstanding, all of which are held by uDate California, and no shares of Preferred Stock were issued and outstanding.

B. uDate California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 50,000,000 shares, without par value (the "uDate California Common Stock"). As of March 27, 2001, 18,255,000 shares of uDate California Common Stock were issued and outstanding.

C. The Board of Directors of uDate California has determined that, for the purpose of effecting the reincorporation of uDate California in the State of Delaware, it is advisable and in the best interests of uDate California and its shareholders that uDate California merge with and into uDate Delaware upon the terms and conditions herein provided.

D. The respective Boards of Directors of uDate Delaware and uDate California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective sole stockholder and majority shareholder and executed by the undersigned officers.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, uDate Delaware and uDate California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                  I. MERGER

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        1.1    Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, uDate California shall be merged with and into uDate Delaware (the "Merger"), the separate existence of uDate California shall cease and uDate Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and uDate Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation." The name of the Surviving Corporation shall be "uDate.com, Inc."

        1.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

               (a) This Agreement and Plan of Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California Corporations Code;

               (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

               (c) An executed counterpart of this Agreement or a Certificate of Merger meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

               (d) A copy of the agreement, certificate, or other document filed by uDate Delaware in Delaware for the purpose of effecting the merger, which copy shall be certified by the public officer having custody of the original, shall have been filed in the State of California, or there shall have been filed in the State of California the document or documents described in any one of paragraphs (1), (2), or (3) of Section 1108(d) of the California Corporations Code.

The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

        1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of uDate California shall cease, and uDate Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and uDate California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of uDate California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of uDate Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of uDate California in the same manner as if uDate Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

                II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS



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        2.1    Certificate of Incorporation. The Certificate of Incorporation
of uDate Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

        2.2 Bylaws. The Bylaws of uDate Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

        2.3 Directors and Officers. The directors and officers of uDate Delaware immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                III. MANNER OF CONVERSION OF STOCK AND RIGHTS

        3.1 uDate California Common Stock. Upon the Effective Date of the Merger, each share of uDate California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, par value $0.001 per share, of the Surviving Corporation.

        3.2    uDate California Options and Stock Purchase Rights.

               (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the stock option plans and all other employee benefit plans of uDate California. Each outstanding and unexercised option or other right to purchase uDate California Common Stock shall become an option or right to purchase the Surviving Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each share of uDate California Common Stock issuable pursuant to any such option or stock purchase right, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such uDate California option or stock purchase right at the Effective Date of the Merger.

               (b) A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options and stock purchase rights equal to the number of shares of uDate California Common Stock so reserved immediately prior to the Effective Date of the Merger.

        3.3 uDate Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, par value $0.001 per share, of uDate Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by uDate Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

        3.4 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of uDate California Common Stock may, at such



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stockholder's option, but need not, surrender the same for cancellation to the transfer agent for the uDate California Common Stock, as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of uDate California Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of uDate California Common Stock were converted in the Merger.

        The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

        Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of uDate California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

        If any certificate for shares of uDate Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to uDate Delaware or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of uDate Delaware that such tax has been paid or is not payable.

                                 IV. GENERAL

        4.1 Covenants of uDate Delaware. uDate Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

               (a) qualify to do business as a foreign corporation in the State of California and in connection therewith appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law;

               (b) file any and all documents with the California Franchise Tax Board necessary for the assumption by uDate Delaware of all of the franchise tax liabilities of uDate California;


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               (c)    file a document meeting the requirements of Section
        1108(d) of the California General Corporation Law with the Secretary of State of the State of California; and

               (d) take such other actions as may be required by the California General Corporation Law.

        4.2 Further Assurances. From time to time, as and when required by uDate Delaware or by its successors or assigns, there shall be executed and delivered on behalf of uDate California such deeds and other instruments, and there shall be taken or caused to be taken by uDate Delaware and uDate California such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by uDate Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of uDate California and otherwise to carry out the purposes of this Agreement, and the officers and directors of uDate Delaware are fully authorized in the name and on behalf of uDate California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

        4.3 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either uDate California or of uDate Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of uDate California or by the sole stockholder of uDate Delaware, or by both.

        4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement with the Secretaries of State of the States of Delaware and California, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not, unless approved by the stockholders required by law: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any capital stock of any Constituent Corporation.

        4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, County of New Castle, and is the registered agent of the Surviving Corporation at such address.

        4.6 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at New Enterprise House, St. Helens Street, Derby DE1 3GY, England, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

        4.7 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.


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        4.8    Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of uDate.com, Inc., a Delaware corporation, and uDate.com, Inc., a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.





                                                  UDATE.COM, INC., a California corporation
Attest:


By: /s/ Howard W. Thacker                         By: /s/ Martin R. Clifford
   ______________________________                    ___________________________________
Name:   Howard W. Thacker                         Name:  Martin R. Clifford
Title: Chief Financial Officer, Secretary, and    Title: Executive Vice President
       Treasurer


                                                  UDATE.COM, INC., a Delaware corporation

Attest:


By: /s/ Howard W. Thacker                         By: /s/ Martin R. Clifford
   ______________________________                    ___________________________________
Name:  Howard W. Thacker                          Name:  Martin R. Clifford
Title: Chief Financial Officer, Secretary, and    Title: Executive Vice President
       Treasurer






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